March 26, 1998


Eric LaGrange
Executive Vice President
255 South Orange Avenue, Suite 1515
Orlando, Florida 32801

Dear Mr. LaGrange:

This is to confirm that the client-auditor relationship between Golf Ventures, Inc. (Commission file Number 0-22775) and Jones, Jensen & Company has ceased.

Sincerely,


Jones, Jensen & Company

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, N.W.
    Washington, D.C. 20549